Exhibit 10.60
AMENDMENT NO. 11 TO SERVICE AGREEMENT
BETWEEN
INTEGRAMED AMERICA, INC.
AND
FERTILITY CENTERS OF ILLINOIS, S.C.
          THIS AMENDMENT NO. 11 TO SERVICE AGREEMENT (“Amendment No. 11”), is dated November 30, 2009 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 (“INMD”) and Fertility Centers of Illinois, S.C., an Illinois medical Service corporation, with a place of business at 3703 West Lake Avenue, Suite 310, Glenview, Illinois corporation, (“FCI”).
RECITALS:
          Whereas, INMD and FCI are parties to a Service Agreement dated February 28, 1997, as amended (the “Agreement”); and
          Whereas, INMD and FCI wish to amend further the Agreement, in pertinent part to clarify certain financial and other terms and conditions retroactive to February 28, 1997;
          Now Therefore, in consideration of the mutual promises and covenants herein contained, and as contained in the Agreement, as amended, INMD and FCI agree as follows:
1.	Sections 1.1.3, 2.2.5 are hereby deleted in their entirety.

2.	Section 2.3 is hereby deleted and following substituted therefor:

“2.3. The “Management Fee” described in Section 6.1 shall constitute INMD’s sole compensation for all indirect costs of INMD including all legal, accounting, financial, marketing assistance, management and administrative assistance provided by INMD which are not provided for under Section 2.1.”

3.	Section 6.1 and its subsections are deleted in their entirety and the following is substituted therefor:

“6.1 Service Fees. The compensation set forth in this Article 6 shall be or has been paid to INMD in consideration of the substantial commitment made and services to be or have been rendered by INMD hereunder and shall not be interpreted or applied as permitting FCI to divide, share or split its fees with, or otherwise directly or indirectly pay a percentage of FCI’s fees, revenues or profits to INMD. Accordingly, the parties acknowledge and agree that they have eliminated the “Base Management Fee” and “Additional Service Fee” effective from the commencement of the Agreement to and including October 31, 2009 (the “Period”) and have replaced such fees for the Period with a fixed management fee (“Management Fee”) which Management Fee paid on an annual basis for the Period is as follows:
          6.1.1 Annual Management Fees for the Period:
a.	1997— $ 790,943

b.	1998— $2,313,263

c.	1999— $2,301,928

d.	2000— $2,647,387

e.	2001— $3,272,520

f.	2002— $3,496,194

g.	2003— $3,176,841

h.	2004— $3,032,142

i.	2005— $2,326,001

j.	2006— $2,378,489

k.	2007— $2,648,581

l.	2008— $2,786,876

m.	2009— $2,226,400 (10 months ended 10/31/09)
          6.1.2 Commencing with November 1, 2009, INMD shall be paid a Management Fee reflecting all Cost of Services (whether incurred by INMD or FCI) paid or recorded by INMD from INMD’s own funds, pursuant to the terms of this Agreement, plus nine and one-half percent (9.5%) of such Cost of Services (“Monthly Service Fee”).” The Parties agree that for purposes of calculating the Monthly Service Fee, no more than 5% of any increased annual costs for each of the professional liability coverage and health insurance coverages will be factored into the 9.5% of Cost of Services each year. For example, if the 2010 annual premium for either professional liability or health care coverage increases by more than 5%, only the portion of the increase that is 5% and below will be factored into the determination of Cost of Services before applying the 9.5% multiplier. It is understood and agreed that nothing herein is intended to preclude Management Company from being reimbursed for actual out-of-pocket expenses.
          6.1.3 Prior to entering into this Agreement, the parties have computed the Cost of Services of FCI for the past full fiscal year and have projected the Costs of Services for a full calendar year of this Agreement. The basis of the negotiated, fixed Monthly Service Fee, which the parties agree to represent as the fair market value of services, supplies and facilities, include, but are not limited to, a combined figure of (1) reasonable market value of the equipment, contract analysis and support, support services, purchasing assistance, personnel, Facilities, management, administration, other services and capital provided by INMD; (2) value to be received monthly by FCI as the result of INMD’s purchase of accounts receivable pursuant to 6.2 hereof; (3) the value of insurance coverage made available to FCI through group rates available to INMD; (5) the increased value to FCI as the result of INMD’s access to better rates for supplies through bulk purchase; and (6) the ability of INMD to manage the practice with greater profitability to FCI. The negotiated compensation is intended to account for the nature, quantity and quality of services required, and financial risks assumed by INMD under this Management Agreement.
4.	All other provisions of the Agreement, as amended, not in conflict with this Amendment No. 11 remain in full force and effect.
          IN WITNESS WHEREOF, the parties have signed this Amendment No. 11 as the date first written above.

IntegraMed America, Inc.
By:	/s/ Jay Higham
Jay Higham, President

Fertility Centers of Illinois, S.C.
By:	/s/ Kevin D. Lederer
Kevin D. Lederer, M.D., President